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                  TRADE SECRET AND CONFIDENTIALITY AGREEMENT


1. Bernard Zeichner (hereinafter "Mr. Zeichner") hereby enters into this Trade Secret and Confidentiality Agreement ("Agreement") with Lawrence Merchandising Corporation dba Charlotte Russe (hereinafter "Company").
     This Agreement sets forth the obligations of Mr. Zeichner concerning
     Mr. Zeichner's use of trade secrets and confidential information acquired in the course of Mr. Zeichner's employment with the Company. This Agreement shall constitute Exhibit "A" to the Employment Agreement dated as of October 1, 1996 between Mr. Zeichner and Company.

2.   CONFIDENTIAL INFORMATION

     a. The parties agree that, during the term of employment, Mr. Zeichner will have access to and become acquainted with various trade secrets and confidential information of Company and its affiliates, consisting of documents, files, computer programs and databases, processes, techniques, patterns, procedures, and related documentation, compilations of information, records and specifications including but not limited to:

          i. BUSINESS INFORMATION, such as (but not limited to) the Company's and its affiliates' present and future business practices, or techniques, patent information and applications, leases, contracts, and business plans; and

          ii. FINANCIAL INFORMATION, such as (but not limited to) the Company's and its affiliates' earnings, sales, assets, debts, prices, pricing structure, margins, volume/quantities of purchases or sales, or other financial data; and

          iii. SUPPLY INFORMATION, such as (but not limited to) confidential information relating to reliable or key supplier's and/or vendor's names or addresses including contact persons, terms of supply and/or vendor contracts or particular transactions, potential suppliers and/or vendors, or other related data that is not publicly available to other persons who may be engaged in the same business as the Company; and MARKETING INFORMATION, such as (but not limited to) prior, ongoing or proposed marketing programs, presentations or agreements by or on behalf of the Company and its affiliates, pricing information, customer bonus programs, prior or existing contracts terms, marketing tests and/or results of marketing efforts; and


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          iv.  PERSONNEL INFORMATION, such as (but not limited to) employees'
               personal or medical histories, compensation, employee incentive programs or other terms of employment, actual or proposed promotions, hirings, resignations, terminations or reasons therefor, training methods, or other personnel information; and

          v. CUSTOMER INFORMATION, such as (but not limited to) past, existing or prospective customers' names, addresses or backgrounds, customer specifications and requirements, volumes of purchase, prices that particular or various customers are charged or pay for services, proposals or agreements between customers and the Company or its affiliates, status of customers' accounts, or other information about actual or prospective customers; and

          vi. CUSTOMER TRADE SECRETS, such as (but not limited to) proprietary information of the Company's or its affiliates' customers provided to the Company or its affiliates for the sole and exclusive purpose of permitting the Company or its affiliates to market or provide products or services to such customers or prospective customers.

     For purposes of this Agreement, the trade secrets and confidential information referred to in this Paragraph 2 hereafter shall be collectively referred to as "Confidential Information."

     b. PRIOR EMPLOYMENT. Mr. Zeichner acknowledges and understands that if Mr. Zeichner obtained any proprietary knowledge, inventions, or other trade secret information from a former employer, Mr. Zeichner is prohibited from using such trade secret information during the course and scope of Mr. Zeichner's employment unless: (i) Mr. Zeichner has obtained written consent from the former employer to do so; and
          (ii) Mr. Zeichner has fully disclosed such written consent to Company. Mr. Zeichner further agrees that Mr. Zeichner shall indemnify the Company against all claims for Mr. Zeichner's use of any trade secret information obtained from a former employer.

3.   USE OF COMMON PROPERTY

     a. Mr. Zeichner acknowledges that all files, records, information, documents, computerized records (including customer profiles and databases), drawings, specifications, formulae, equipment and similar items relating to the business of Company, its affiliates and/or its customers, whether or not prepared by Mr. Zeichner and whether or not they constitute Confidential Information: (i) are and shall remain the exclusive property of the Company or its affiliates; and (ii) shall not be removed from the premises of the Company or any affiliate thereof except to the extent such removal is temporary and for the sole and exclusive purpose of


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          permitting Mr. Zeichner to perform his duties under the Employment
          Agreement, unless approved in writing by the Company.

     b. All such books, information, records or documents mentioned in Paragraph 3(a) above shall be immediately returned to Company by Mr. Zeichner upon the Company's request or upon termination of Mr. Zeichner's employment relationship with Company.

4.   MISAPPROPRIATION OF CONFIDENTIAL INFORMATION; UNFAIR COMPETITION

     a. Mr. Zeichner acknowledges that any unauthorized possession, communication, or use of Confidential Information would enable
          Mr. Zeichner (or any third party to whom Mr. Zeichner might disseminate the Confidential Information) to unfairly compete with the Company or any affiliate thereof, by using the Confidential Information to its/their advantage.

     b. Mr. Zeichner covenants and agrees that Mr. Zeichner will keep all Confidential Information absolutely confidential and divulge said Confidential Information only to those other executives of the Company or any affiliate thereof who absolutely require the information in order to perform duties on behalf of the Company or any affiliate thereof. Mr. Zeichner further promises and agrees that Mr. Zeichner shall not misuse, misappropriate or disclose Confidential Information, directly or indirectly, or use it in any way, either during the term of employment or thereafter, except as required in connection with Mr. Zeichner's duties on behalf of the Company or any affiliate thereof.

5.   NON-COMPETITION

     a. During the employment term, Mr. Zeichner shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition or related in any manner whatsoever with the business of the Company or any affiliate thereof, PROVIDED, HOWEVER, that the "beneficial ownership" by Mr. Zeichner, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than two percent (2%) of the voting stock of any publicly-held corporation shall not be a violation of this Agreement. This restriction includes engaging in any preparatory activities respecting the commencement of any business competitive with or related to the business of the Company or any affiliate thereof.
          Mr. Zeichner must obtain the advance written approval of the Company prior to engaging in such employment.


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     b.   During the employment term or upon termination of employment,
          Mr. Zeichner agrees not to reveal or use Confidential Information. Prior to accepting any employment after leaving the Employment of Company, Mr. Zeichner shall, during the two (2) year period following such termination of employment, inform any prospective or actual subsequent employer of the requirements imposed upon him under this Agreement.

6.   NON-SOLICITATION

     During employment, and for a period of two (2) years following termination of employment with Company, Mr. Zeichner covenants and agrees that Mr. Zeichner shall not induce, solicit or attempt to induce or solicit any Company employee to discontinue working for Company or any affiliate thereof, whether for the purpose of working for any competitor of Company or any affiliate thereof or otherwise.

7.   MISCELLANEOUS

     a. Mr. Zeichner hereby acknowledges and agrees that any actual or threatened violation of this Agreement will cause Company immediate and irreparable harm which cannot be adequately remedied with monetary damages alone. Accordingly, upon any actual or threatened violation of this Agreement, Mr. Zeichner agrees that the Company or any affiliate thereof shall be entitled to, and Mr. Zeichner hereby consents to the immediate issuance of a temporary restraining order, preliminary and/or permanent injunction, without bond, to prevent
          Mr. Zeichner or any entity or person acting in concert with Mr. Zeichner, from revealing or otherwise utilizing Confidential Information. Such restraining order and/or injunction shall be in addition to any other rights and/or remedies the Company or any affiliate thereof may have.

     b. This Agreement has been entered into in the State of California, and it is expressly contemplated by the parties and agreed upon by them that the interpretation and enforcement hereof shall be governed by the substantive and procedural laws of the State of California.

     c. In the event that any proceeding is commenced involving the interpretation or enforcement of the provisions of this Agreement, the party prevailing in such proceeding shall be entitled to recover its reasonable costs and attorneys' fees.

     d. The failure of the Company or any affiliate thereof to exercise any right or remedy upon any breach or default with respect to any of the terms of this Agreement, or delay by the Company or any affiliate thereof in exercising any such right or remedy, shall not operate as a waiver, and no waiver of any type or amendment of


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          this agreement shall be binding upon the Company or any affiliate thereof unless evidenced by a writing signed on behalf of the Company or any affiliate thereof.

     e. If the application of any provision of this Agreement, or any action, subsection, subdivision, sentence, clause, phrase, word or portion of this Agreement should be held invalid or unenforceable, the remaining provisions thereof shall not be effected thereby, but shall continue to be given full force and effect as if the part so held invalid or unenforceable had not been included herein.

     f. This instrument constitutes the entire Agreement of the parties hereto with respect to its subject matter, and supersedes any other express or implied oral and written agreements between the parties. Other than as expressly set forth herein, the parties expressly acknowledge that there are no other promises, terms, conditions, or representations (verbal or written) regarding any matter covered by this Agreement. This Agreement shall not be modified, extended or supplemented in any manner, except by subsequent written contract signed by both Mr. Zeichner and the Company.

8. The parties acknowledge that they have read and understood the terms and conditions of this Agreement, and that they agree and intend to abide by them.

Dated: October 7, 1996                 LAWRENCE MERCHANDISING CORPORATION
                                       dba CHARLOTTE RUSSE

                                       By /s/ ALAN KARP
                                          -------------------------------------

Dated: October 7, 1996                    /s/ BERNARD ZEICHNER
                                          -------------------------------------
                                       Mr. Zeichner's Signature

                                          Bernard Zeichner
                                          -------------------------------------
                                       Mr. Zeichner's Name (Please Print)


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